UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

In September 2022, the board of directors of Genelux Corporation (the “Company”) approved a stock option repricing whereby the exercise prices of previously granted and unexercised options held by certain employees, directors and key advisers with exercise prices between $9.00 and $10.50 per share, would be adjusted (the “Stock Option Repricing”) to equal the initial offering price, contingent and effective upon the completion of the Company’s initial public offering (the “IPO”).

In connection with the closing of the IPO, the Stock Option Repricing has been completed, and the options to purchase 4,037,386 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with exercise prices previously between $9.00 and $10.50 were repriced to the initial offering price of $6.00 per share, of which a total of 2,730,568 shares of Common Stock are held by executive officers and directors.

A description of the Stock Option Repricing is set forth in the prospectus dated January 25, 2023 and filed with the Securities and Exchange Commission on January 26, 2023, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-265828) (the “Prospectus”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On January 30, 2023, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate. A description of certain provisions of the Restated Certificate is set forth in the section titled “Description of Capital Stock” in the Prospectus.

Amendment and Restatement of Bylaws

Effective as of January 30, 2023, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws. A description of certain provisions of the Restated Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus.

The foregoing descriptions of the Restated Certificate and the Restated Bylaws are qualified in their entirety by reference to the full text of the Restated Certificate and the Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On January 30, 2023, the Company completed its IPO of 2,500,000 shares of its Common Stock, at a price to the public of $6.00 per share. The gross proceeds to the Company from the IPO were approximately $15 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company. Upon the closing of the IPO, the Company issued to the underwriters five-year warrants to purchase 175,000 shares of common stock at an initial exercise price of $6.00 per share. In addition, the Company has granted the underwriters of the IPO a 30-day option to purchase up to an additional 375,000 shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

4.7	Form of Representative’s Warrant (incorporated herein by reference to Exhibit 4.7 to the Amendment No. 2 of Form S-1 (File No. 333-265828) filed with the SEC on September 16, 2022).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: January 30, 2023	By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D. President and Chief Executive Officer